Raymond Ruddy
Director, Investor Relations
Concord Communications
(508) 303-4350
rruddy@concord.com
------------------


             CONCORD'S SECOND QUARTER REVENUE AND EARNINGS INCREASE

        Acquisition of netViz and license of Tavve source code to enrich
                                eHealth(R) Suite


MARLBORO, MA, JULY 15, 2003-- Concord Communications, Inc. (NASDAQ: CCRD), an industry leader in optimizing application performance and availability across networks and systems, today announced its financial results for the second quarter ended June 30, 2003. Revenue increased to $25.6 million, up from $24.1 million in the first quarter of 2003. Pro forma earnings per share were $0.06, up 2 cents from pro forma earnings per share of $.04 in the first quarter of 2003. GAAP earnings per share were $0.07.

In addition to reporting positive earnings growth, Concord also signed an agreement to acquire netViz Corporation, a profitable software provider. netViz software enables users to visualize business processes and allows them to map relationships within the supporting technology infrastructure through data-driven icons.

Concord also announced that it has licensed source-code from Tavve Software. This technology will provide eHealth(R) Suite users with discovery of Layer 2 and 3 network topology, root cause analysis and downstream alarm suppression.

"In addition to executing strongly last quarter, we are acquiring powerful and unique technologies," explained Jack Blaeser, Concord's CEO and president. "We will combine netViz's data-driven visualization and advanced root cause technology with Concord's rich integrated IT management solution to enable application service optimization. Customers will be able to visualize and take action on the dependencies between business processes, application services and network and system infrastructures, allowing them to Measure IT, Map IT and Manage IT."

More detail on these transactions is available in a simultaneous press release.

CASH, DSO AND OTHER METRICS CONTINUED TO IMPROVE

     o    Cash grew $4 million to $80.9 million.

     o Deferred revenue increased to $27.7 million, up from $25.7 million in the prior quarter.

     o    Gross margin was 81.5%, net margin was 4.7%.

     o    DSO was 65 days, down from 70 days in Q1.

     o Average deal size for new customers increased to $130,000 from $124,000 in Q1 as these customers chose the eHealth(R)Suite to manage larger IT infrastructures.

     o    Number of deals over $100,000 stayed consistent at 36.

MARKET SEGMENT MIX RETURNED TO HISTORICAL AVERAGES

     o 52% of revenue came from enterprise customers like Commerce Insurance and Royal Bank Financial Group. This mix was up 18 points from the previous quarter.

     o 32% of revenue came from managed service provider customers. These customers included Telecom Italia and Radianz. 16% of revenue came from carrier infrastructure customers including Echostar and Comcast. Combined, these two groups provided 48% of revenue.

     o International was 44% of revenue. Customers include UAE Air Force, GE Finance and Siemens Power Generation.

EXISTING CUSTOMERS EXPANDED USE OF THE EHEALTH(R) SUITE

     o 81% of quarterly revenues were generated from installed base from customers like BT Global Services and Verizon Wireless. Of the revenue from existing customers, 42% was from existing customers expanding deployment of their existing Concord products across a larger portion of their IT infrastructure and 58% was from customers expanding toward an end-to-end solution by purchasing new applications in the eHealth(R) Suite.

     o 19% of quarterly revenues came from 38 new customers. New customers included DHL, The United States Joint Chiefs of Staff and Neustar.

GUIDANCE ESTABLISHED

Concord is establishing guidance for Q3 between $26.5 -- $27.0 million in revenue, and pro forma earnings per share between $0.06 and $0.07.

CONFERENCE CALL

Concord will hold a conference call today, July 15, 2003, to discuss results, product direction and future expectations at 8:30 a.m. ET. The phone number for the call is 800-473-6123 (domestic) and 973-582-2710 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 4035473. The information in this press release, call replay, and reconciliation of non-GAAP financials is posted at www.concord.com.

ABOUT CONCORD COMMUNICATIONS

Concord Communications, Inc. (Nasdaq: CCRD) is an industry leader in optimizing application performance and availability across networks and systems. Concord's almost 3000 customers worldwide use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

Concord is headquartered in Marlboro, Mass. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

SAFE HARBOR

Forward-looking statements made in this press release, including forward-looking statements regarding the incorporation of acquired technology and revenue and profit expectations, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein.

Risks and uncertainties include, without limitation, the magnitude and duration of the current domestic financial crisis and economic slowdown and specifically their impact on the software, networking and telecommunications industries; our customers' ability to obtain funding, specifically in light of the aforementioned financial and economic climate, and the resulting potential delay of customer purchasing decisions; risks of continued operating losses; the ability to attract and retain quality professional employees; uncertainties involving intellectual property rights and litigation; litigation in general; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks associated with competition and competitive pricing pressures; risks associated with international sales, including foreign currency risks; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

The information in this press release will be posted at www.concord.com.


                                                                               Concord Cummunications, Inc.
[CONCORD LOGO]                                                         Condensed Consolidated Statements of Operations
                                                                       (Unaudited, in thousands, except share data)
                                                               -------------------------------------------------------------
                                                                    Three Months Ended                Six Months Ended
                                                               ----------------------------        -------------------------
                                                                June 30,         June 30,           June 30,       June 30,
                                                                  2003             2002               2003           2002
                                                               -----------      -----------        -----------   -----------

Revenues:
  Product                                                      $    13,153      $    12,258        $    26,063   $    26,319
  Services                                                          12,462           10,693             23,670        20,870
                                                               -----------      -----------        -----------   -----------
    Total revenues                                                  25,615           22,951             49,733        47,189
                                                               -----------      -----------        -----------   -----------
Cost of revenues                                                     4,728            4,116              9,359         8,501
                                                               -----------      -----------        -----------   -----------
Gross profit                                                        20,887           18,835             40,374        38,688
                                                               -----------      -----------        -----------   -----------

Operating expenses:
  Research and development                                           5,423            5,445             10,850        11,187
  Selling and marketing                                             12,579           11,890             23,944        24,024
  General and administrative                                         2,060            1,772              4,305         3,827
  Equity-based compensation expense                                     14               27                 34            60
                                                               -----------      -----------        -----------   -----------
    Total operating expenses                                        20,076           19,134             39,133        39,098
                                                               -----------      -----------        -----------   -----------

Income (loss) from operations                                          811             (299)             1,241          (410)
Other income, net                                                      563              786              1,056         1,534
                                                               -----------      -----------        -----------   -----------
Income before income taxes                                           1,374              487              2,297         1,124
                                                               -----------      -----------        -----------   -----------

Provision for income taxes                                             177               92                263           240
                                                               -----------      -----------        -----------   -----------
Net income                                                     $     1,197      $       395        $     2,034   $       884
                                                               ===========      ===========        ===========   ===========

Net income per common and potential common share:
  Basic                                                        $      0.07      $      0.02        $      0.12   $      0.05
  Diluted                                                      $      0.07      $      0.02        $      0.11   $      0.05
  Fully-taxed pro forma diluted without unusual items**        $      0.06      $      0.02        $      0.09   $      0.05


** excludes equity-based compensation expense and assumes a 28% pro-forma tax rate.

Weighted average common shares outstanding                      17,372,070      17,017,410          17,313,416    16,974,305
Diluted weighted average common and potential
 common shares outstanding                                      18,022,181      17,861,027          17,767,593    17,969,848


PRO FORMA FINANCIAL RESULTS

    We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro-forma EPS in making investment decisions about our company. We use pro-forma EPS to evaluate the results of our ongoing operations. This measure, and other pro-forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP") such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is:

Pro-forma EPS

    Pro-forma EPS is calculated by dividing pro-forma net income by the diluted number of shares. Pro-forma Net Income excludes certain non-cash and special charges, consisting primarily of non-cash compensation charges and transaction costs associated with acquisitions. This proforma calculation also substitutes current period GAAP tax provisions with a "pro forma" tax rate. We have significant deferred tax assets and have not recorded significant federal tax provision. The tax provision relates mostly to state and foreign taxes only.

RECONCILIATION

     The table below reconciles Operating Income to Pro-forma Net Income for the first quarter ended 2003 vs. 2002:

                                                                Three Months Ended                  Six Months Ended
                                                          -----------------------------       -----------------------------
In thousands, except per share data                        June 30,           June 30,         June 30,          June 30,
                                                              2003              2002             2003              2002
                                                          -----------       -----------       -----------       -----------
Reconciliation of GAAP & Proforma Net Income:
Net income                                                $     1,197       $       395       $     2,034       $       884
Add: Provision for income taxes                                   177                92               263               240
     Equity-based compensation expense                             14                27                34                60
                                                          -----------       -----------       -----------       -----------
Proforma income before income taxes                             1,388               514             2,331             1,184
                                                          -----------       -----------       -----------       -----------
Proforma income taxes (Pro-forma rate: 28%)                       389               144               653               332
                                                          -----------       -----------       -----------       -----------
Proforma net income                                       $       999       $       370       $     1,678       $       852
                                                          ===========       ===========       ===========       ===========

Pro forma net income per diluted share:                   $      0.06       $      0.02       $      0.09       $      0.05

Diluted weighted average common and potential
  common shares outstanding                                18,022,181        17,861,027        17,767,593        17,969,848


Q3 2003 GUIDANCE

    The table below reconciles Pro-forma EPS guidance to estimated GAAP EPS for Q3 2003:

                                                         Guidance for
                                                        Quarter ended
                                                         September 30,
                                                             2003
                                                        --------------

Proforma EPS guidance                                   $0.06 - $0.07
Estimated:
  Income taxes                                                   0.02
  Equity-based compensation expense                             (0.00)
  Estimated charges for netViz acquisition                      (0.03)
  Estimated costs of Tavve technology                           (0.05)
                                                        -------------
Estimated GAAP EPS                                      $0.00 -  0.01
                                                        =============

                                                                                   Concord Communications, Inc.
[CONCORD LOGO]                                                                Condensed Consolidated Balance Sheets
                                                                                             As of
                                                                                    (Unaudited, in thousands)
                                                                              -------------------------------------
                                                                                  June 30,         December 31,
                                                                                    2003               2002
                                                                                  --------         ------------

Assets
 Current assets:
   Cash, cash equivalents and marketable securities                               $ 80,901           $ 73,670
   Accounts receivable, net                                                         18,576             17,417
   Other current assets                                                              2,141              2,882
                                                                                  --------           --------
     Total current assets                                                          101,618             93,969

Equipment and improvements, net                                                      7,457              8,245
Deferred tax and other assets                                                        3,821              3,716
                                                                                  --------           --------
     Total Assets                                                                 $112,896           $105,930
                                                                                  ========           ========


Liabilities and Stockholders' Equity
 Current liabilities:
   Accounts payable and accrued expenses                                          $ 13,053           $ 13,646
   Deferred revenue                                                                 27,750             23,348
                                                                                  --------           --------
     Total current liabilities                                                      40,803             36,994

Common stock, deferred compensation, unrealized gain
 on marketable securities and additional paid-in capital                           102,536            101,413
Accumulated deficit                                                                (30,443)           (32,477)
                                                                                  --------           --------
     Total stockholders' equity                                                     72,093             68,936
                                                                                  --------           --------
Total Liabilities and Stockholders' Equity                                        $112,896           $105,930
                                                                                  ========           ========